UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2005

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Federal       0-25165      14-1809721
           (State or Other Jurisdiction   (Commission File No.)           (I.R.S. Employer
            of Incorporation)                      Identification No.)

302 Main Street, Catskill NY                                                                               12414
(Address of Principal Executive Offices)             (Zip Code)

Registrant’s telephone number, including area code:    (518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On May 17, 2005, Greene County Bancorp, Inc. issued a press release disclosing the Board of Directors declaration of a two-for-one stock split on the Company’s outstanding common stock. The stock split will be paid on May 31, 2005 to stockholders of record as of May 17, 2005.

The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01    Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits.

Exhibit No.             Description

99.1              Press release dated May 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.

DATE: May 19, 2005          By: /s/ J. Bruce Whittaker
J. Bruce Whittaker
President and Chief Executive Officer

Exhibit 99.1

GREENE COUNTY BANCORP, INC.
DECLARES TWO-FOR-ONE STOCK SPLIT

Catskill, New York (May 17, 2005) -- The Board of Directors of Greene County Bancorp, Inc., (NASDAQ: GCBC) headquartered in Catskill, New York, today declared a two-for-one stock split on the Company’s outstanding common stock. The stock split will be paid on May 31, 2005 to stockholders of record as of May 17, 2005.

Mr. Whittaker, President and CEO of Greene County Bancorp, Inc. stated, “We are mindful of the significant increase in the trading price of our stock over the last couple of years. The stock split will double the number of shares outstanding and should enhance liquidity in our stock.”

Headquartered in Catskill, New York, the Company provides full-service community-based banking in its six branch offices located in Catskill, Cairo, Coxsackie, Greenville, Tannersville, and Westerlo and lending services from a loan origination office opened in January 2005 in the city of Hudson in Columbia County, New York. Customers are offered 24-hour services through ATM network systems, an automated telephone banking system and Internet Banking through its web site at http://www.thebankofgreenecounty.com.